UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D. C.  20549



FORM 10-Q


Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


For the Quarter Ended March 31, 1995  Commission File No. 1-5591


                  PENNZOIL COMPANY
(Exact name of registrant as specified in its charter)


             Delaware                          74-1597290
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)


Pennzoil Place, P.O. Box 2967
Houston, Texas 77252-2967
(Address of principal executive offices)




EXHIBIT


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                        PENNZOIL COMPANY AND SUBSIDIARIES
                                 INDEX TO EXHIBITS


Exhibit No.
- -----------


          3 Restated Certificate of Incorporation of Pennzoil Company dated May 3, 1995.

         12 Computation of Ratio of Earnings to Fixed Charges for the three months ended March 31, 1995 and 1994.

         27    Financial Data Schedule